Exhibit 99.1

Hycroft Announces Year End 2023 Operating and Financial Results

WINNEMUCCA, NV, March 14, 2024 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) announces operating and financial results for three and 12 months ended December 31, 2023.

Diane R. Garrett, Hycroft President & CEO, commented: “The year culminated in a significant step-change for the Hycroft Mine, following two years of steady, meticulous work by the team. We always believed there was more to the Hycroft deposit than what was previously understood, and by taking a fresh look at the data and target development we have made the discovery of not one but two new high-grade silver trends within the known resource area. This is incredibly exciting for the future of Hycroft and we intend to accelerate drilling in 2024 to continue expanding on these discoveries.”

Ms. Garrett continued: “We cannot wrap up the year without emphasizing the commitment of our team to ensuring the health and safety of everyone at site. Throughout the year Hycroft’s stellar safety record was recognized through numerous industry accolades and we closed out the year having completed two full calendar years with a Total Recordable Injury Frequency Rate of zero. Additionally, we advanced the engineering studies for the next phase of operations and delivered robust metallurgical results demonstrating significant improvements in recoveries for both gold and silver. Overall, a strong year that added meaningful value to this world-class asset.”

2023 YEAR-END HIGHLIGHTS

Operational Highlights

●	New high-grade silver discoveries: In late 2023, Hycroft announced the discovery of a new silver system at Brimstone as a result of reviewing historical data with a fresh perspective and completing necessary ground-based geologic work to identify what controls the mineralization at Hycroft. Drilling at depth intercepted the best hole ever drilled at Hycroft (H23R-5753 returning 85.3 meters of 534.29 g/t Ag – see news release dated November 16, 2023, for more details). In addition, as a result of further drilling, two new high-grade silver trends were delineated with well-defined, continuous high-grade veins averaging greater than 137 g/t, including areas of very high-grade (> 2000 g/t Ag) (see news release dated January 9, 2024, for details). These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2024.

●	Exploration: With a focus on enhancing project economics, approximately 11,000 meters of reverse circulation (“RC”) drilling and 4,000 meters of core drilling were completed on targets within the known resource area as part of Phase 2 of the 2022-2023 exploration drill program (the “Drill Program”). An additional 2,000 meters of core drilling focused on high-priority exploration targets outside the known resource area, defined by the hyperspectral work completed in 2022. Final results are pending.

●	Technical Report: The “Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada” was filed with an effective date of March 27, 2023 (the “2023 Hycroft TRS”) in accordance with the U.S. Securities and Exchange Commission’s Modernization of Property Disclosures for Mining Registrants as set forth in subpart 1300 of Regulation S-K. The 2023 Hycroft TRS is available on the Company’s website at https://hycroftmining.com/hycroft-mine/mineral-resources/ and at www.sec.gov/edgar.

●	Metallurgical and Variability Test Work: The Company completed a substantial portion of the metallurgical and flotation variability test work necessary for designing a sulfide milling operation, establishing (i) a comprehensive understanding of how each geologic domain will perform during operations and (ii) the processing components and reagents required to optimize gold and silver recoveries. Metallurgical and flotation tests produced promising results, with confirmed average flotation recoveries increasing to 89% for gold and 93% for silver, up from 80% for both in the 2023 Hycroft TRS. These findings inform further process development and refining of crushing and grinding studies. Combined with data from the Drill Program, these results will guide mine plan design, mill circuit configuration, and ore haul truck specifications, among other engineering considerations, to enhance the value of the Hycroft Mine.

Corporate Highlights

●	Safety: During 2023, Hycroft reported no lost time accidents and in the second quarter of 2023 the mine achieved one million work hours without a Lost Time Incident. In addition, on December 31, 2023, Hycroft concluded two consecutive calendar years with a Total Reportable Injury Frequency Rate of 0.00.

●	Balance Sheet: The Company ended 2023 with $106 million of unrestricted cash, including $9 million received from a reduction in cash collateral associated with the project reclamation bond, and was in compliance with debt covenants. On January 5, 2024, the Company voluntarily pre-paid $38 million of its senior secured debt with Sprott Resource Lending, leaving an unrestricted cash balance of approximately $66 million at that time.

●	Equity Activities: Hycroft maintained compliance with Nasdaq Capital Market’s minimum share price rules by effecting a 1-for-10 reverse stock split effective November 14, 2023, and reactivated the “at-the-market offering” program raising gross cash proceeds of $1.1 million before deductions of commissions, fees, and expenses.

The Company’s Annual Report on Form 10-K for the period ended December 31, 2023, is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023, Hycroft announced the discovery of a new high-grade silver system within the known resource area and the delineation of two new high-grade silver trends. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2024.

For further information, please contact:

Fiona Grant Leydier

Vice President, Investor Relations

E: info@hycroftmining.com

T: +1 (775) 437-5912 x 101

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the period ended September 30, 2023, and other reports filed with the U.S. Securities and Exchange Commission for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance, or achievements may not be indicative of results, performance, or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.